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                                                                    EXHIBIT 23.1

                         CONSENT OF INDEPENDENT AUDITOR

We consent to the incorporation by reference in the Registration Statements (Form S-8 No. 333-88475; Form S-8 No. 333-39309; Form S-8 No. 333-14145; Form
S-8 No. 333-53632; and Form S-3, No. 333-52522) of Toreador Resources Corporation and of our report dated March 9, 2001, with respect to the consolidated financial statements of Toreador Resources Corporation included in this Annual Report (Form 10-K) for the year ended December 31, 2000.

                                                        ERNST & YOUNG LLP


Dallas, Texas
November 30, 2001